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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40434, 333-52334, and 333-98219) of Edwards Lifesciences Corporation of our report dated June 26, 2003 relating to the financial statements of the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California
June 26, 2003

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CONSENT OF INDEPENDENT AUDITORS